As filed with the Securities and Exchange Commission on August 12, 2015

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CURIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3505116
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4 Maguire Road, Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)

Curis, Inc. Amended and Restated 2010 Stock Incentive Plan

(Full Title of the Plan)

Ali Fattaey

President and Chief Executive Officer

4 Maguire Road

Lexington, MA 02421

(Name and Address of Agent For Service)

(617) 503-6500

(Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Steven D. Singer, Esq. and Cynthia T. Mazareas, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	10,000,000 shares	$2.89(2)	$28,900,000(2)	$3,359.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on August 6, 2015.

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 10,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Curis, Inc. (the “Registrant”) to be issued under the Amended and Restated 2010 Stock Incentive Plan, as amended (the “2010 Plan”) of the Registrant. In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8 filed by the Registrant on June 22, 2010 (File No. 333-167675) and September 10, 2013 (File No. 333-167675), relating to the Registrant’s 2010 Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, State of Massachusetts on this 12th day of August, 2015.

CURIS, INC.

By:	/s/ Michael P. Gray
Michael P. Gray
Chief Financial and Chief Business Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Curis, Inc., hereby severally constitute and appoint Ali Fattaey and Michael P. Gray, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Curis, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ali Fattaey, Ph.D. Ali Fattaey, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2015

/s/ Michael P. Gray Michael P. Gray	Chief Financial and Chief Business Officer (Principal Financial and Accounting officer)	August 12, 2015

/s/ James R. McNab, Jr. James R. McNab, Jr.	Chairman of the Board of Directors	August 12, 2015

/s/ Daniel R. Passeri Daniel R. Passeri	Vice Chairman of the Board of Directors	August 12, 2015

/s/ Martyn D. Greenacre Martyn D. Greenacre	Director	August 12, 2015

/s/ Kenneth I. Kaitin, Ph.D. Kenneth I. Kaitin, Ph.D.	Director	August 12, 2015

/s/ Robert E. Martell, M.D., Ph.D. Robert E. Martell, M.D., Ph.D.	Director	August 12, 2015

/s/ Kenneth J. Pienta, M.D. Kenneth J. Pienta, M.D.	Director	August 12, 2015

/s/ Marc Rubin, M.D. Marc Rubin, M.D.	Director	August 12, 2015

/s/ James R. Tobin James R. Tobin	Director	August 12, 2015

INDEX TO EXHIBITS

Number	Description

4.1 (1)	Restated Certificate of Incorporation of the Registrant

4.2 (2)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant

4.4 (3)	Amended and Restated By-Laws of the Registrant

4.4 (4)	Amendment to Amended and Restated By-laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1 (5)	Curis, Inc. Amended and Restated 2010 Stock Incentive Plan, as amended

(1)	Previously filed as Exhibit 3.3 to the Registrant’s registration statement on Form S-4/A filed with the SEC on June 19, 2000.
(2)	Previously filed as Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 3, 2013.
(3)	Previously filed as Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed with the SEC on November 29, 2000.
(4)	Previously filed as Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on September 24, 2007.
(5)	Previously filed as Exhibit 99.1 to the Registrant’s current report on Form 8-K filed with the SEC on May 28, 2015.